UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

PLAINS EXPLORATION & PRODUCTION COMPANY

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Plains Exploration & Production Company 700 Milam, Suite 3100, Houston, TX 77002

NEWS RELEASE

FOR IMMEDIATE RELEASE

PXP TO DECLARE SPECIAL $3.00 PER SHARE DIVIDEND

Houston, Texas, May 20, 2013 – Plains Exploration & Production Company (NYSE: PXP) today announced that it has received the approval of Freeport-McMoRan Copper & Gold Inc. (NYSE: FCX) under the merger agreement between the companies for PXP’s Board of Directors to declare a special one-time cash dividend of $3.00 per share. Upon receipt of bank waivers under a credit facility that will terminate in connection with the merger, PXP’s Board of Directors intends to declare the dividend to PXP stockholders as of May 30, 2013, the expected dividend record date. The dividend will be conditioned upon and paid immediately prior to the completion of PXP’s merger with Freeport-McMoRan Copper & Gold Inc.

The PXP meeting of stockholders to consider and approve the merger will be held at 10:00 am CDT on Monday, May 20, 2013. If stockholders have already voted against the merger, they have every right and the ability to change their vote, in order to vote in favor of the merger agreement. Stockholders with questions should call Innisfree M&A Incorporated (Stockholders: (888) 750-5834; Banks & Brokers: (212) 750-5833) or AST Phoenix Advisors (Stockholders: (877) 478-5038; Banks & Brokers: (212) 493-3910).

PXP is an independent oil and gas company primarily engaged in the activities of acquiring, developing, exploring and producing oil and gas in California, Texas, Louisiana and the Deepwater Gulf of Mexico. PXP is headquartered in Houston, Texas. Additional information about PXP is available on PXP’s website at www.pxp.com.

IMPORTANT ADDITIONAL INFORMATION ABOUT THE PROPOSED MERGER AND WHERE TO FIND IT:

In connection with the proposed business combination transaction between PXP and FCX, FCX has filed with the SEC a registration statement on Form S-4 that contains a definitive proxy statement of PXP that also constitutes a prospectus of FCX. THE REGISTRATION STATEMENT AND THE PROXY STATEMENT/PROSPECTUS CONTAIN IMPORTANT INFORMATION ABOUT PXP, FCX, THE PROPOSED TRANSACTION AND RELATED MATTERS. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT AND THE PROXY STATEMENT/PROSPECTUS CAREFULLY. Investors and security holders may obtain free copies of the registration statement and the proxy statement/prospectus and other documents filed with the SEC by PXP and FCX through the web site maintained by the SEC at www.sec.gov. In addition, investors and security holders may obtain free copies of the registration statement and the proxy statement/prospectus by phone, e-mail or written request by contacting the investor relations department of PXP or FCX at the following:

Plains Exploration & Production Company

700 Milam, Suite 3100

Houston, TX 77002

Attention: Investor Relations

Phone: (713) 579-6000

Email: investor@pxp.com

Freeport-McMoRan Copper & Gold Inc.

333 N. Central Ave.

Phoenix, AZ 85004

Attention: Investor Relations

Phone: (602) 366-8400

Email: ir@fmi.com

PARTICIPANTS IN THE SOLICITATION

PXP and FCX, and their respective directors and executive officers, may be deemed to be participants in the solicitation of proxies in respect of the proposed transactions contemplated by the merger agreement. Information regarding directors and executive officers of PXP is contained in PXP’s 2012 Annual Report on Form 10-K filed with the SEC on February 21, 2013, as amended on February 25, 2013 and April 29, 2013. Information regarding FCX’s directors and executive officers is contained in FCX’s 2012 Annual Report on Form 10-K, filed with the SEC on February 22, 2013, as amended on April 23, 2013.

This document shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.

Contact: Hance Myers: hmyers@pxp.com; 713.579.6291